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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2002
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          ASBURY AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 58-2241119
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
    of incorporation or organization)

                                3 LANDMARK SQUARE
                                    SUITE 500
                              STAMFORD, CONNECTICUT
                    (Address of Principal Executive Offices)
                                   ----------

                 Asbury Automotive Group, Inc. 1999 Option Plan
              Asbury Automotive Group, Inc. 2002 Stock Option Plan
                              (Full Title of Plans)
                                   ----------

                                KENNETH B. GILMAN
                             CHIEF EXECUTIVE OFFICER
                          ASBURY AUTOMOTIVE GROUP, INC.
                                3 LANDMARK SQUARE
                                    SUITE 500
                              STAMFORD, CONNECTICUT
                                 (203) 356-4400
 (Name, address and telephone number, including area code, of agent for service)
                                   ----------

                                   Copies To:

                              ROBERT ROSENMAN, ESQ.
                             CRAVATH, SWAINE & MOORE
                                 WORLDWIDE PLAZA
                                825 EIGHTH AVENUE
                             NEW YORK, NY 10019-7472
                                 (212) 474-1000
                                   ----------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
              TITLE OF                   AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM
             SECURITIES                   TO BE       OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
          TO BE REGISTERED             REGISTERED(1)       SHARE(2)              PRICE(3)         REGISTRATION FEE(4)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per         2,572,738          $16.50             $40,684,073           $3,743
share
----------------------------------------------------------------------------------------------------------------------

(1) Includes 1,500,000 shares under our 2002 Stock Option Plan and 1,072,738 shares under our 1999 Option Plan.
(2) Estimated in accordance with Rule 457(h).
(3) Under the 1999 Option Plan listed above, shares may be purchased upon exercise of options at exercise prices ranging from $12.89 to $17.93 per share. Under the 2002 Stock Option Plan, options are exercisable at the market value of the common stock.

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(4) Pursuant to Rule 457(h) under the Securities Act of 1933, represents the aggregate exercise price of all options under the plans listed above.
================================================================================

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following document previously filed with the Commission by the Registrant is hereby incorporated by reference and shall be deemed a part hereof:

       The Company's Form S-1 (File No. 333-65998) filed on March 13, 2002.

       All documents subsequently filed by Asbury Automotive Group, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

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       Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Certificate of Incorporation (the "Certificate") of the Company provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law (the "DGCL") as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

       While the Certificate provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

       The Certificate provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such

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proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

       The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8. EXHIBITS.

       Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following is filed herewith:

Exhibit number                       Description
--------------                       -----------
4.1             The Company's Restated Certificate of Incorporation.

4.2             The Company's Restated By-laws.

5.1             Opinion of Cravath, Swaine & Moore, counsel to the Company.

23.1            Consent of Arthur Andersen, independent accountants.

23.2            Consent of Arthur Andersen, independent accountants.

23.3            Consent of Arthur Andersen, independent accountants.

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23.4            Consent of Arthur Andersen, independent accountants.

23.5            Consent of Arthur Andersen, independent accountants.

23.6            Consent of Dixon and Odom, P.L.L.C., independent accountants.

23.7            Consent of Cravath, Swaine & Moore (included in Exhibit 5.1).

24.1            Power of Attorney.


ITEM 9. UNDERTAKINGS.

       (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

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PROVIDED, HOWEVER, that paragraphs 1(a), 1(b) or 1(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

       (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this __th day of March, 2002.

                                       ASBURY AUTOMOTIVE GROUP, INC.,

                                         By: /s/ Thomas F. Gilman
                                             ---------------------------------
                                             Name:  Thomas F. Gilman
                                             Title: Vice President and Chief
                                             Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                            Title                     Date
      ---------                            -----                     ----

  /s/ Kenneth B. Gilman        Chairman and Chief Executive     March 20, 2002
-------------------------      Officer
  Kenneth B. Gilman

  /s/ Thomas F. Gilman         Vice President and Chief         March 20, 2002
-------------------------      Financial Officer
  Thomas F. Gilman

  /s/ Michael C. Paul          Controller                       March 20, 2002
-------------------------
  Michael C. Paul
                               Director                         March   , 2002
-------------------------
  Timothy C. Collins

  /s/ Thomas Gibson            Director                         March 20, 2002
-------------------------
  Thomas Gibson

  /s/ Ian K. Snow              Director                         March 20, 2002
-------------------------
  Ian K. Snow

  /s/ John M. Roth             Director                         March 20, 2002
-------------------------
  John M. Roth

  /s/ Ben David McDavid        Director                         March 20, 2002
-------------------------
  Ben David McDavid

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                                                                   EXHIBIT INDEX

Exhibit number                             Description
--------------                             -----------
4.1                     The Company's Amended and Restated Certificate of Incorporation.

4.2                     The Company's Amended and Restated By-laws.

5.1                     Opinion of Cravath, Swaine & Moore, counsel to the Company.

23.1                    Consent of Arthur Andersen, independent accountants.

23.2                    Consent of Arthur Andersen, independent accountants.

23.3                    Consent of Arthur Andersen, independent accountants.

23.4                    Consent of Arthur Andersen, independent accountants.

23.5                    Consent of Arthur Andersen, independent accountants.

23.6                    Consent of Dixon and Odom, P.L.L.C., independent accountants.

23.7                    Consent of Cravath, Swaine & Moore (included in Exhibit 5.1).

24.1                    Power of Attorney.